EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Velocity Express Corporation 2004 Stock Incentive Plan of our report dated October 17, 2005, with respect to the consolidated financial statements and schedule of Velocity Express Corporation included in its Annual Report (Form 10-K) for the year ended July 2, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Stamford, Connecticut
February 28, 2006